10F-3 Report
CGCM Core Fixed Income Investments
	3/1/2013		through	8/31/2013

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
Range Resources Corporation	Western Asset Management	3/4/2013	JP Morgan Securities	750,000,000	120,000.00	100.000
Enterprise Products Operating LLC	Western Asset Management	3/11/2013	JP Morgan Securities	1,250,000,000	290,000.00	99.908
Softbank Corp.	Western Asset Management	4/18/2013	Deutsche Bank Securities	2,485,000,000	220,000.00	100.000
Barrick Gold Corporation	Western Asset Management	4/29/2013	RBC Capital Markets	1,500,000,000	390,000.00	99.797
Apple Inc.	Western Asset Management	4/30/2013	Goldman Sachs	5,500,000,000	800,000.00	99.867
Ball Corporation	Western Asset Management	5/9/2013	Deutsche Bank Securities	1,000,000,000	20,000.00	100.000
Petrobras Global Finance B.V.	Metropolitan West Asset Management	5/13/2013	BoA Merrill Lynch	1,000,000,000	1,000,000.00	100.000
Intelsat Jackson Holdings S.A.	Western Asset Management	5/21/2013	Credit Suisse	2,000,000,000	200,000.00	100.000
Royal Bank of Scotland plc	Western Asset Management	6/3/2013	RBS Securities Inc	1,000,000,000	180,000.00	99.859
Chevron Corporation 166764AG5	Western Asset Management	6/17/2013	Barclays Capital	1,000,000,000	130,000.00	100.000
Chevron Corporation 166764AH3	Western Asset Management	6/17/2013	Barclays Capital	2,250,000,000	180,000.00	100.000
Petroleos Mexicanos	Metropolitan West Asset Management	7/11/2013	Barclays Capital	500,000,000	550,000.00	100.000
HCP Inc.	Metropolitan West Asset Management	7/12/2013	Bank of America Securities	800,000,000	475,000.00	94.090
Ohio Turnpike and Infrastructure Commission 67760HJY8	Western Asset Management	7/31/2013	Citigroup	1,068,307,816	160,000.00	99.187
Ohio Turnpike and Infrastructure Commission 67760HJK8	Western Asset Management	7/31/2013	Citigroup	1,068,307,816	70,000.00	101.435
The Banc of America Merrill Lynch Commercial Mortgage Inc	Western Asset Management	8/1/2013	Deutsche Bank Securities	278,534,000	70,000.00	102.995